Exhibit 4.1

ARCHSTONE-SMITH OPERATING TRUST
as Issuer
and
U.S. BANK NATIONAL ASSOCIATION
as Trustee
THIRD SUPPLEMENTAL INDENTURE
Dated as of July 14, 2006
4.00% Exchangeable Senior Notes Due 2036

Table of Contents

		Page
	ARTICLE 1
	Definitions

Section 1.01	Relation to Base Indenture and Supplemental Indentures	2
Section 1.02	Definitions	2

	ARTICLE 2
	Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01	Designation and Amount	8
Section 2.02	Form of Notes	8
Section 2.03	Date and Denomination of Notes; Payments of Interest	9
Section 2.04	Reserved	9
Section 2.05	Execution, Authentication and Delivery of Notes	9
Section 2.06	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary	10
Section 2.07	Additional Notes; Repurchases	11
Section 2.08	No Sinking Fund	11
Section 2.09	Ranking	11

	ARTICLE 3
	Redemption

Section 3.01	Right to Redeem	12
Section 3.02	Selection of Notes to be Redeemed	12
Section 3.03	Notice of Redemption	12

	ARTICLE 4
	Particular Covenants of the Company

Section 4.01	Payment of Principal and Interest	13
Section 4.02	No Limitation on Incurrence of Debt	13

	ARTICLE 5
	Defaults and Remedies

Section 5.01	Events of Default	14

	ARTICLE 6
	Supplemental Indentures

Section 6.01	Supplemental Indentures Without Consent of Noteholders	14
Section 6.02	Modification and Amendment with Consent of Noteholders	14
Section 6.03	Effect of Supplemental Indentures	15

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     THIRD SUPPLEMENTAL INDENTURE dated as of July 14, 2006 (the “Third Supplemental Indenture”), by and between ARCHSTONE-SMITH OPERATING TRUST (formerly known Archstone Communities Trust and prior thereto as Security Capital Pacific Trust and Property Trust of America), a real estate investment trust organized under the laws of the State of Maryland having its principal office at 9200 E. Panorama Circle, Suite 400, Englewood, Colorado 80112 (hereinafter sometimes called the “Company”), and U.S. BANK NATIONAL ASSOCIATION (as successor in interest to State Street Bank and Trust Company), a national banking association having a corporate trust office at 100 Wall Street, Suite 1600, New York, New York 10005, as successor trustee under the Base Indenture (as defined below)(the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Company has heretofore delivered to the Trustee an indenture dated as of February 1, 1994 (the “Base Indenture”) by and between Property Trust of America (as the Company was formerly known) and Morgan Guaranty Trust Company of New York (as predecessor to State Street Bank and Trust Company, which became the successor trustee pursuant to the First Supplemental Indenture, as defined below) providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness (the “Securities”); and
     WHEREAS, Section 301 of the Base Indenture provides for various matters with respect to any series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture; and
     WHEREAS, Section 901(7) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as provided by Section 201 and Section 301 of the Base Indenture; and
     WHEREAS, the terms of the Base Indenture, other than Section 801, Section 1004, Article 12 and Article 13 thereof, as amended and supplemented by the first supplemental indenture thereto, dated as of February 2, 1994 (the “First Supplemental Indenture”), and except as otherwise provided in this Third Supplemental Indenture, are binding upon the Notes (as defined below) issued pursuant to this Third Supplemental Indenture (together with the Base Indenture and the First Supplemental Indenture, the “Indenture”); and
     WHEREAS, the terms of this Third Supplemental Indenture apply only to the Notes (as defined below), which Notes shall be subject to additional issuances at the discretion of the Company pursuant to Section 2.07; and
     WHEREAS, the second supplemental indenture to the Base Indenture, dated as of August 2, 2004 (the “Second Supplemental Indenture”), does not apply to the Notes (as defined below); and
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 4.00% Exchangeable Senior Notes Due 2036 (hereinafter referred to as the

“Notes”), initially in an aggregate principal amount not to exceed $575,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the board of trustees of Archstone-Smith Trust, a Maryland real estate investment trust (“Archstone-Smith Trust”), on behalf of Archstone-Smith Trust, including in Archstone-Smith Trust’s capacity as the sole trustee of the Company, have each duly authorized the execution and delivery of this Third Supplemental Indenture; and
     WHEREAS, the Notes (including the certificate of authentication to be borne by the Notes), a form of Put Right Repurchase Notice, a form of Fundamental Change Repurchase Notice, a form of Exchange Notice and a form of assignment and transfer are to be substantially in the forms hereinafter provided for; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized Authenticating Agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Third Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
Definitions
     Section 1.01 Relation to Base Indenture and Supplemental Indentures.
     (a) This Third Supplemental Indenture shall constitute an Integral part of the Base Indenture.
     (b) Section 801, Section 1004, Article 12 and Article 13 of the Base Indenture shall not apply to the Notes, and the Second Supplemental Indenture shall not apply to the Notes;
     Section 1.02 Definitions. For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:
     (a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture;
     (b) Terms defined both herein and in the Base Indenture shall have the meanings assigned to them herein;

     (c) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture; and
     (d) All other terms used in this Third Supplemental Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Third Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.
     “Additional Settlement Consideration” shall have the meaning specified in Section 8.02(k).
     “Additional Shares” shall have the meaning specified in Section 8.01(g).
     “Archstone-Smith Trust” shall have the meaning specified in the Recitals.
     “Base Indenture” shall have the meaning specified in the Recitals.
     “Board of Trustees” means the board of trustees of Archstone-Smith Trust, acting on behalf of Archstone-Smith Trust as the sole trustee of the Company.
     “Close of Business” means 5:00 p.m. (New York City time).
     “Common Shares” means, subject to Section 8.06, the common shares of beneficial interest of Archstone-Smith Trust, par value $0.01 per share, at the date of this Third Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Archstone-Smith Trust and that are not subject to redemption by Archstone-Smith Trust; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Common Units” means the Class A-1 common units of beneficial interest, par value $0.01 per unit, of the Company.
     “Company” shall have the meaning specified in the Preamble, and subject to the provisions of Article 7, shall include its successors and assigns.
     “Company Put Right Notice” shall have the meaning specified in Section 9.01(c).
     “Company Put Right Notice Date” shall have the meaning specified in Section 9.01(c).

     “Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth (1/20) of the product of (a) the applicable Exchange Rate and (b) the Daily VWAP of the Common Shares (or the Reference Property, if applicable) on such day.
     “Daily Settlement Amount,” for each of the 20 Trading Days during the Observation Period, shall consist of:
     (i) cash in an amount equal to the Specified Percentage, multiplied by the Daily Exchange Value relating to such day or equal to the Specified Amount (or, if the Company makes the Net Share Settlement Election, cash in an amount equal to not less than the lower of $50 and the Daily Exchange Value relating to such day); and
     (ii) a number of Common Shares equal to (x) the difference between such Daily Exchange Value and the Specified Amount (to the extent that the Specified Amount is greater than zero), divided by (y) the Daily VWAP of the Common Shares for such day.
     “Daily VWAP” for each Common Share means, for each of the 20 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page [ASN<equity> AQR] in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such Trading Day as the Board of Trustees determines in good faith using a volume-weighted method).
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in the Base Indenture as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Distributed Property” shall have the meaning specified in Section 8.04(c).
     “Dividend Threshold Amount” shall have the meaning specified in Section 8.04(d).
     “Effective Date” shall have the meaning specified in Section 8.01(g)(ii).
     “Event of Default” means, with respect to the Notes, any event specified in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.
     “Ex-Dividend Date” means, (a) with respect to Section 8.01(e), the first date upon which a sale of a Common Share does not automatically transfer the right to receive the relevant dividend from the seller of the Common Shares to its buyer, and (b) in all other cases, with respect to any issuance or distribution on the Common Shares or any other equity security, the first date on which the Common Shares or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Exchange Agent” shall mean the Trustee or any successor office or agency where the Notes may be surrendered for exchange.
     “Exchange Date” shall have the meaning specified in Section 8.02(c).
     “Exchange Obligation” shall have the meaning specified in Section 8.01(a).
     “Exchange Price” means as of any date $1,000 divided by the Exchange Rate as of such date.
     “Exchange Rate” shall have the meaning specified in Section 8.01(a).
     “Exchange Trigger Price” shall have the meaning specified in Section 8.01(c).
     “First Supplemental Indenture” shall have the meaning specified in the Recitals.
     “Fundamental Change” shall be deemed to occur upon the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of the Common Shares are exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common equity (or American Depositary Shares representing shares of common equity) that is: (a) listed on, or immediately after the consummation of such transaction or event, will be listed on, a United States national securities exchange, or (b) approved, or immediately after such transaction or event will be approved, for quotation on the Nasdaq Global Market or any similar United States system of automated dissemination of quotations of securities prices.
     “Fundamental Change Company Notice” shall have the meaning specified in Section 9.02(b).
     “Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.02(a).
     “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.02(a)(i).
     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.02(a).
     “Global Note” shall have the meaning specified in Section 2.06(b).
     “Indenture” shall have the meaning specified in the Recitals.
     “Interest Payment Date” means January 15 and July 15 of each year, beginning on January 15, 2007.

     “Last Reported Sale Price” means, with respect to the Common Shares or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Shares or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Shares or such other security is traded or, if the Common Shares or such other security are not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq Global Market. If the Common Shares or such other security are not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq Global Market on the relevant date, the Last Reported Sale Price shall be the last quoted bid price per Common Share or such other security in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. If the Common Shares or such other security is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Shares or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected from time to time by the Board of Trustees for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.
     “Market Disruption Event” means the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled Trading Day for the Common Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the applicable stock exchange or otherwise) in the Common Shares or in any options, contracts or future contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     “Maturity Date” means July 15, 2036, unless the Notes are earlier repurchased, exchanged or redeemed.
     “Measurement Period” shall have the meaning specified in Section 8.01(b).
     “Merger Event” shall have the meaning specified in Section 8.06.
     “Net Share Settlement Election” shall have the meaning specified in Section 8.12.
     “Noteholder” or “Holder,” as applied to any Note, or other similar terms, means any person in whose name at the time a particular Note is registered on the Security Register.
     “Notice of Exchange” shall have the meaning specified in Section 8.02(c).
     “Observation Period” means the 20 consecutive Trading Day period beginning on and including the second Trading Day after the related Exchange Date in respect of such Note.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 of the Base Indenture in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

     “Put Right Repurchase Date” shall have the meaning assigned to it in Section 9.01(b).
     “Put Right Repurchase Notice” shall have the meaning assigned to it in Section 9.01(b)(i).
     “Put Right Repurchase Price” shall have the meaning assigned to it in Section 9.01(b).
     “Record Date,” with respect to the payment of interest on any Interest Payment Date, shall have the meaning specified in Section 2.03, and with respect to Section 8.04, shall have the meaning specified in Section 8.04(f).
     “Redemption Price” shall have the meaning specified in Section 3.01(c).
     “Reference Property” shall have the meaning specified in Section 8.06(b).
     “Second Supplemental Indenture” shall have the meaning specified in the Recitals.
     “Securities” shall have the meaning specified in the Recitals.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Specified Amount” and “Specified Percentage” mean the aggregate principal amount of Notes, or percentage thereof, respectively, for which the Company elects to pay cash pursuant to Section 8.01 and Section 8.12 herein; provided that the Company may provide that the Specified Amount or Specified Percentage for any Trading Day will not be in excess of the Daily Exchange Value.
     “Spin-Off” shall have the meaning specified in Section 8.04(c).
     “Share Price” means the price paid per Common Share in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Exchange Rate as set forth in Section 8.01(e)(ii), which shall be equal to (i) if Holders of Common Shares receive only cash in such Fundamental Change, the cash amount paid per Common Share and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Shares over the five consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.
     “Third-Party Financial Institution” shall have the meaning specified in Section 8.01(b).
     “Third Supplemental Indenture” shall have the meaning specified in the Preamble.
     “Trading Day” means a day during which (i) trading in Common Shares generally occurs, (ii) there is no Market Disruption Event and (iii) a Last Reported Sale Price for Common Shares (other than a Last Reported Sale Price referred to in the next to last sentence of such definition) is available for such day; provided that if the Common Shares is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the next to last sentence of that definition), Trading Date shall mean any Business Day.

     “Trading Price” with respect to the Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the Exchange Rate.
     “Trigger Event” shall have the meaning specified in Section 8.04(c).
     “Trustee” shall have the meaning specified in the Preamble until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture. The Trustee shall initially serve as the Security Registrar and Paying Agent for the Notes.
     “Trust Indenture Act” refers to the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
     Section 2.01 Designation and Amount. The Notes shall be designated as the “4.00% Exchangeable Senior Notes Due 2036.” The aggregate principal amount of Notes that may be authenticated and delivered under this Third Supplemental Indenture is initially limited to $575,000,000, subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant Section 2.06, Section 8.02 and Section 9.02 hereof and Sections 303,304, 305, 306, 906 and 1107 of the Base Indenture.
     Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

     The Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, exchanges, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal and accrued and unpaid interest on the Global Note shall be made to the Holder of such Note on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.
     The terms and provisions contained in the form of Note attached as Exhibit A hereto are incorporated herein and shall constitute, and are hereby expressly made, a part of this Third Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Section 2.03 Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The Person in whose name any Note (or its Predecessor Note) is registered on the Security Register at the Close of Business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (or upon written application by such Person to the Security Registrar not later than the relevant record date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal amount in excess of $1,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “Record Date” with respect to any Interest Payment Date shall mean the January 1 or July 1 preceding the applicable January 15 or July 15 Interest Payment Date, respectively.
     Section 2.04 Reserved.Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman or Vice-Chairman of the Board of Trustees, Chief Executive Officer, President, any of its Executive or Senior Vice Presidents, Managing Director, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

     At any time and from time to time after the execution and delivery of this Third Supplemental Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
     Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an Authenticating Agent appointed by the Trustee as provided by Section 611 of the Base Indenture), shall be entitled to the benefits of this Third Supplemental Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an Authenticating Agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Third Supplemental Indenture.
     In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Third Supplemental Indenture any such person was not such an officer.
     Section 2.06 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.
     (a) The Company shall provide for the registration of transfers or exchange of the Notes in the Security Register. Upon surrender for registration of transfer of any Note to the Security Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Third Supplemental Indenture (if any).
     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
     All Notes presented or surrendered for registration of transfer or for exchange, repurchase or exchange shall (if so required by the Company, the Trustee, the Security Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or his attorney-in-fact duly authorized in writing.

     No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.
     None of the Company, the Trustee, the Security Registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Notes surrendered for exchange or, if a portion of any Note is surrendered for exchange, such portion thereof surrendered for exchange or (b) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn), in accordance with Article 9 hereof.
     All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Third Supplemental Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
     (b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
     Section 2.07 Additional Notes; Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, reopen the Notes and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder, provided that no such additional Notes may be issued unless fungible with the Notes initially issued hereunder for U.S. federal income tax purposes. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders.
     Section 2.08 No Sinking Fund. The provisions of Article Twelve of the Base Indenture shall not be applicable to the Notes. No sinking fund is provided for the Notes.
     Section 2.09 Ranking. The Notes constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured and unsubordinated indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

ARTICLE 3
Redemption
     Section 3.01 Right to Redeem.
     (a) Notwithstanding any provision of the Base Indenture, as modified by this Third Supplemental Indenture, to the contrary, the Company may redeem the Notes at any time, in whole but not in part, in order to preserve the status of Archstone-Smith Trust as a real estate investment trust under the Code.
     (b) The Company, at its option, may redeem the Notes from time to time in whole or in part on or after July 18, 2011 if the Company has made at least 10 semi-annual interest payments (including the interest payments on January 15, 2007, and July 15, 2011) in the full amount required by this Indenture; provided that the Company may not provide notice of a redemption of Notes at the Company’s option that specifies that the Company will settle exchanges of Notes prior to such redemption in cash, Common Shares or a combination thereof unless, at the time of such notice, the Company has available to it sufficient registered Common Shares to satisfy its Exchange Obligation in respect of the Notes to be redeemed.
     (c) Any redemption of Notes shall be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (the “Redemption Price”); provided, however, that the Company may deduct from such Redemption Price any amount required to be deducted and withheld under applicable law.
     Section 3.02 Selection of Notes to be Redeemed.
     (a) The provisions of Section 1103 of the Base Indenture shall govern the selection of Notes to be redeemed by the Trustee; provided, however, that if less than all of the Notes are to be redeemed, the Trustee shall make the selection from the Notes of that series Outstanding and not previously called for redemption, by lot, or in its discretion, on a pro rata basis.
     (b) If any Note selected for partial redemption is exchanged in part before termination of the exchange right with respect to the portion of the Note so selected, the exchanged portion of such Note shall be deemed to be part of the portion selected for redemption. Notes which have been exchanged subsequent to the Trustee commencing selection of Notes to be redeemed but prior to redemption of such Notes shall be treated by the Trustee as Outstanding for the purpose of such selection.
     Section 3.03 Notice of Redemption. The provisions of Section 1104 of the Base Indenture shall govern notices of redemption of the Notes; provided, however, that in addition to the information specified in Section 1104 of the Base Indenture, notices of redemption of the Notes shall also state:
     (a) the then-current Exchange Price;
     (b) the name and address of the Exchange Agent; and

     (c) that Holders who wish to exchange Notes must surrender such Notes for exchange no later than the Close of Business on the second Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth herein.
ARTICLE 4
Particular Covenants of the Company
     Section 4.01 Payment of Principal and Interest. (a) Section 307 and Section 1001 of the Base Indenture shall apply to the Notes; provided, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such Holder in writing to the Security Registrar not later than the relevant Record Date, accrued and unpaid interest on such Holder’s Notes shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.
     (a) Except as otherwise provided in this Section 4.01(b), a Holder of any Notes at the Close of Business on a Record Date shall be entitled to receive interest on such Notes on the corresponding Interest Payment Date. A Holder of any Notes as of a Record Date that are exchanged after the Close of Business on such Record Date and prior to the opening of business on the corresponding Interest Payment Date shall be entitled to receive interest on the principal amount of such Notes, notwithstanding the exchange of such Notes prior to such Interest Payment Date. However, a Holder that surrenders any Notes for exchange between the Close of Business on a Record Date and the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest payable by the Company with respect to such Notes on such Interest Payment Date at the time such Holder surrenders such Securities for exchange, provided, however, that this sentence shall not apply to a Holder that converts Securities:
     (i) in respect of which the Company has given notice of redemption pursuant to Section 3.03 on a Redemption Date that is after the relevant Record Date and on or prior to the relevant Interest Payment Date; or
     (ii) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Notes.
     Accordingly, a Holder that converts Notes under any of the circumstances described in clauses (i) or (ii) above will not be required to pay to the Company an amount equal to the interest payable by the Company with respect to such Notes on the relevant Interest Payment Date.
     Section 4.02 No Limitation on Incurrence of Debt.. The provisions of Section 1004 of the Base Indenture shall not be applicable to the Notes.

ARTICLE 5
Defaults and Remedies
     Section 5.01 Events of Default. The provisions of Sections 501(3), (5) and (6) of the Base Indenture shall not be applicable to the Notes. As contemplated under Section 501(9) of the Base Indenture, the following events, in addition to the events described in Sections 501(1), (2),(4), (7) and (8) of the Base Indenture, shall be Events of Default with respect to the Notes:
     (a) failure by the Company to comply with its obligation to exchange the Notes into cash, Common Shares or a combination of cash and Common Shares, as applicable, upon exercise of a Holder’s exchange right, and such failure continues for a period of 10 days;
     (b) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 9.02(b) when due, and such failure continues for a period of two days;
     (c) default by the Company in the payment of an aggregate principal amount exceeding $50,000,000 on any evidence of indebtedness of the Company or any mortgage, indenture or other instrument of the Company under which the indebtedness is issued or by which the indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of the indebtedness, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled; and
     (d) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any of its Subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 30 consecutive days.
ARTICLE 6
Supplemental Indentures
     Section 6.01 Supplemental Indentures Without Consent of Noteholders. The provisions of Section 901 of the Base Indenture shall be applicable to the Notes.
     Section 6.02 Modification and Amendment with Consent of Noteholders. The provisions of Section 902 of the Base Indenture shall be applicable to the Notes. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Resolution of the Board of Trustees, and the Trustee may enter into an indenture or indentures supplemental to this Indenture, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or of modifying in any manner the rights of the Holders of Notes and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby, modify this Indenture in any manner specified in Section 902 of the Base Indenture or, in addition thereto, either of the following:

     (a) make any change that adversely affects the exchange rights of any Notes; or
     (b) reduce the Fundamental Change Repurchase Price, Redemption Price or Put Right Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.
     Section 6.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered under this Indenture and of any coupon appertaining thereto shall be bound thereby.
ARTICLE 7
Consolidation, Merger, Sale, Conveyance and Lease
     Section 7.01 Company May Consolidate, Etc. on Certain Terms. Section 801 of the Base Indenture shall not be applicable to the Notes and in its place and stead the following provision shall be applicable:
     The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any such case, (1) either the Company, Archstone-Smith Trust or another Person controlled by Archstone-Smith Trust shall be the continuing entity, or the successor entity, if other than the Company, formed by or resulting from the transaction shall be an entity organized and existing under the laws of the United States, any State thereof or the District of Columbia and such successor entity shall expressly assume the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and interest (including any Additional Amounts, if any) on the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture, to be performed by the Company, in a manner satisfactory to the Trustee, executed and delivered to the Trustee by such entity; immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any of its Subsidiaries as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (3) an Officers’ Certificate and Opinion of Counsel covering such conditions shall have been delivered to the Trustee. Upon such consolidation, merger or transfer, the successor entity shall succeed to and may exercise every right and power of the Company under this Indenture.
ARTICLE 8
Exchange of Notes
     Section 8.01 Exchange.
     (a) Subject to the conditions described in clauses (b) through (f) below and to Section 8.11, and upon compliance with the provisions of this Article 8, a Holder of Notes shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is

$1,000 principal amount or an integral multiple thereof) of such Notes at any time prior to the Close of Business on the scheduled Trading Day immediately preceding July 18, 2011 at a rate (the “Exchange Rate”) of 15.7206 Common Shares (subject to adjustment by the Company as provided in Section 8.04) per $1,000 principal amount Note (the “Exchange Obligation”) under the circumstances and during the periods set forth below. On and after July 18, 2011, regardless of the conditions described in clause (b) through (f) below, upon compliance with the provisions of this Article 8 and subject to Section 8.11 and 8.12, a Noteholder shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the Close of Business on the scheduled Trading Day immediately preceding the Maturity Date.
     (b) A Holder of Notes shall have the right, at such Holder’s option, to exchange its Notes prior to July 18, 2011, during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes for each day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Shares on such date and the Exchange Rate on such date, all as determined by the Trustee (except the Trading Price). The Trustee shall have no obligation to determine the Trading Price of the Notes. The Company shall request that a third-party nationally recognized financial institution authorized to do business in the United States of America other than the Trustee (the “Third-Party Financial Institution”), determine the Trading Price of the Notes and provide such determination to both the Company and the Trustee in writing; provided that the Company shall have no obligation to make such request unless a Noteholder or group of Noteholders representing at least $1,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Last Reported Sale Price at such time and the then-applicable Exchange Rate, at which time the Company shall instruct the Third-Party Financial Institution to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Last Reported Sale Price on such date and the then-applicable Exchange Rate. If the Trading Price condition set forth above has been met, the Company shall so notify the Noteholders. If at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Last Reported Sale Price on such date and the then-applicable Exchange Rate, the Company shall so notify the Noteholders.
     (c) A Holder of Notes shall have the right, at such Holder’s option, to exchange Notes during any calendar quarter after the quarter ended September 30, 2006, and only during such calendar quarter, if the Last Reported Sale Price for the Common Shares for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter exceeds 130% of the Exchange Price (the “Exchange Trigger Price”) on such last Trading Day, which Exchange Price shall be subject to adjustment in accordance with this Article 8. The Company shall employ a Third-Party Financial Institution to determine at the beginning of each calendar quarter whether the Notes are exchangeable as a result of the price of Common Shares, and such Third-Party Financial Institution shall notify the Company and Trustee of its determination.

     (d) In the event that the Company has delivered a notice of redemption in accordance with Section 1104 of the Base Indenture and Section 3.03 of this Third Supplemental Indenture to the Holders of Notes, a Holder of Notes may exchange Notes at any time prior to the Close of Business on the second Business Day immediately preceding the corresponding Redemption Date; provided, however, that a Holder who has delivered a Fundamental Change Repurchase Notice with respect to a Note may not exchange such Note until the Holder has withdrawn the Fundamental Change Repurchase Notice in accordance with the terms of the Note and this Third Supplemental Indenture.
     (e) (i) In the event that the Company or Archstone-Smith Trust elects to:
     (A) distribute to all or substantially all Holders of Common Shares rights entitling them to purchase, for a period expiring within 60 days after the Record Date for such distribution, Common Shares at a price less than the Last Reported Sale Price of the Common Shares for the Trading Day immediately preceding the declaration date of such distribution; or
     (B) distribute to all or substantially all Holders of Common Shares, assets or debt securities of the Company or Archstone-Smith Trust or rights to purchase the Company’s or Archstone-Smith Trust’s securities, which distribution has a per share value (as determined by the Board of Trustees) exceeding 15% of the Last Reported Sale Price of the Common Shares on the day immediately preceding the date of declaration of such distribution, then, in either case, Holders may surrender the Notes for exchange at any time on and after the date that the Company provides notice to Holders referred to in the next sentence until the earlier of the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such distribution or the date the Company announces that such distribution will not take place. The Company shall notify Holders of any distribution referred to in either clause (A) or clause (B) above and of the resulting exchange right no later than the tenth Business Day prior to the Ex-Dividend Date for such distribution.
     (ii) If the Company is a party to any transaction or event that constitutes a Fundamental Change, a Holder may surrender Notes for exchange at any time from and after the 30th scheduled Trading Day prior to the anticipated Effective Date of such transaction or event until the related Fundamental Change Repurchase Date and, upon such surrender, the Holder shall be entitled to the increase in the Exchange Rate, if any, specified in Section 8.01(g). The Company shall give notice to all record Noteholders and the Trustee no later than 30 scheduled Trading Days prior to the anticipated Effective Date of such transaction and issue a press release of the Fundamental Change no later than 45 scheduled Trading Days prior to the anticipated effective date of the Fundamental Change.

     (iii) If Archstone-Smith Trust is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of its properties and assets, in each case pursuant to which the Common Shares would be converted into cash, securities and/or other property, then the Holders shall have the right to exchange Notes at any time beginning fifteen calendar days prior to the date announced by the Company as the anticipated effective date of the transaction and until and including the date that is fifteen calendar days after the date that is the effective date of such transaction; provided such transaction does not otherwise constitute a Fundamental Change to which the provisions of Section 8.01(e)(ii) shall apply. The Company will notify Holders of Notes at least 20 calendar days prior to the anticipated effective date of such transaction. If the Board of Trustees determines the anticipated effective date of the transaction, such determination shall be conclusive and binding on the Holders.
     (f) The Notes shall be exchangeable at any time beginning on the first Business Day after any 30 consecutive Trading Day period during which Common Shares are not listed on either a U.S. national securities exchange or the Nasdaq Global Market.
(g) (i) If a Noteholder elects to exchange Notes in connection with a Fundamental Change that occurs prior to July 18, 2011, the Exchange Rate applicable to each $1,000 principal amount of Notes so exchanged shall be increased by an additional number of Common Shares (the “Additional Shares”) as described below. Settlement of Notes tendered for exchange to which Additional Shares shall be added to the Exchange Rate as provided in this subsection shall be settled pursuant to Section 8.02 below, as applicable. For purposes of this Section 8.01(g), an exchange shall be deemed to be “in connection with” a Fundamental Change to the extent that the related exchange notice is delivered during the time period beginning on the 30th Trading Day prior to the anticipated Effective Date of such Fundamental Change and ending on the related Fundamental Change Repurchase Date, inclusive (regardless of whether the provisions of clauses (b), (c), (d), (e) or (f) of this Section 8.01 shall apply to such exchange). Such exchange notice shall indicate that the Holder of Notes has elected to exchange Notes in connection with a Fundamental Change; provided, however, that the failure to so indicate shall not in any way affect the Exchange Obligation or the right of such Holder to receive Additional Shares in connection with such exchange.
     (ii) The number of Additional Shares by which the Exchange Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”), and the Share Price; provided, that if the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Share Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Share Price is greater than $85.00 per Common Share (subject to adjustment in the same manner as set forth in Section 8.04), no Additional Shares will be added to the Exchange Rate, and (2) the Share Price is less than $52.14 per share (subject to adjustment in the same manner as set forth in Section 8.04), no Additional Shares will be added to the Exchange Rate. Notwithstanding the foregoing, in no event will the total number of Common Shares issuable upon exchange exceed 19.1791 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 8.04).
     (iii) The Share Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate in effect immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Exchange Rate as set forth in Section 8.04 (other than by operation of an adjustment to the Exchange Rate by adding Additional Shares).
     Section 8.02 Exchange Procedures.
     (a) Subject to Section 8.02(b) and Section 8.12, the Company will satisfy the Exchange Obligation with respect to each $1,000 principal amount of Notes validly tendered for exchange in cash, fully paid Common Shares or a combination thereof, as applicable, by delivering, on the third Trading Day immediately following the last day of the related Observation Period, cash, Common Shares or a combination thereof, as applicable, equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the related Observation Period; provided that (i) the Company will deliver cash in lieu of fractional Common Shares as set forth pursuant to clause (k) below; (ii) if the Company elects to settle an exchange of notes only in Common Shares, such settlement will occur as soon as practicable after the Company notifies the Holders of the Notes that it has chosen such method of settlement, but in any event within three Business Days of the relevant Exchange Date; and (iii) the Company will inform exchanging Holders by notice to the Trustee no later than two Trading Days beginning on and including the Exchange Date if the Company elects to pay cash upon exchange of the Notes and will specify in such notice the amount or percentage of Notes for which cash will be paid; provided that the Company may provide that the Specified Amount or Specified Percentage for any Trading Day will not be in excess of the Daily Exchange Value. The Daily Settlement Amounts shall be determined by the Company promptly following the last day of the Observation Period.
     (b) Notwithstanding Section 8.02(a), the Company shall satisfy the Exchange Obligation with respect to each $1,000 principal amount of Notes tendered for exchange to which Additional Shares shall be added to the Exchange Rate as set forth in Section 8.01(g) pursuant to this clause (b).
     (i) If the last day of the applicable Observation Period related to Notes surrendered for exchange is prior to the third Trading Day preceding the Effective Date of the Fundamental Change, the Company will satisfy the related Exchange Obligation with respect to each $1,000 principal amount of Notes tendered for exchange as described in Section 8.02(b)(ii) by delivering the amount of cash, Common Shares or a combination thereof, as applicable (based on the Exchange Rate, but without regard to the number of Additional Shares to be added to the Exchange Rate pursuant to Section 8.01(g)) on the third Trading Day immediately following the last day of the applicable Observation Period. As soon as practicable following the Effective Date of the Fundamental Change, the Company will deliver the increase in such amount of cash and Reference Property deliverable in lieu of Common Shares, if any, as if the Exchange Rate had been increased by such number of Additional Shares during the related Observation Period (and based upon the related Daily VWAP prices during such Observation Period). If such increased amount of cash and shares, if any, results in an increase to the amount of cash to be paid to Holders, the Company will pay such increase in cash, and if such increased amount results in an increase to the number of Common Shares, the Company will deliver such increase by delivering Reference Property based on such increased number of shares.
     (ii) If the last day of the applicable Observation Period related to Notes surrendered for exchange is on or following the third scheduled Trading Day preceding the Effective Date of such Fundamental Change, the Company will satisfy the Exchange Obligation with respect to each $1,000 principal amount of Notes tendered for exchange as described in Section 8.01(e)(i) (based on the Exchange Rate as increased by the Additional Shares pursuant to Section 8.01(g) above) on the later to occur of (x) the Effective Date of the Fundamental Change and (y) the third Trading Day immediately following the last day of the applicable Observation Period.
     (c) Before any holder of a Note shall be entitled to exchange the same as set forth above, such holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 8.02(i) and, if required, pay all taxes or duties, if any, and (2) in the case of a Note issued in certificated form, (a) complete and manually sign and deliver an irrevocable written notice to the Exchange Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and shall state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such holder wishes the certificate or certificates for any Common Shares, if any, to be delivered upon settlement of the Exchange Obligation to be registered, (b) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (c) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 8.02(i), and (d) if required, pay all taxes or duties, if any. A Note shall be deemed to have been exchanged immediately prior to the Close of Business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in this Section 8.02(c).
     No Notice of Exchange with respect to any Notes may be tendered by a holder thereof if such holder has also tendered a Put Right Repurchase Notice or a Fundamental Change Repurchase Notice and not validly withdrawn such Put Right Repurchase Notice or Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 9.01 or 9.02, as the case may be.

     If more than one Note shall be surrendered for exchange at one time by the same holder, the Exchange Obligation with respect to such Notes, if any, that shall be payable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (d) Delivery of the amounts owing in satisfaction of the Exchange Obligation shall be made by the Company in no event later than the date specified in Section 8.02(a), except to the extent specified in Section 8.02(b). The Company shall make such delivery by paying the cash amount owed to the Exchange Agent or to the Holder of the Note surrendered for exchange, or such Holder’s nominee or nominees, and by issuing, or causing to be issued, and delivering to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full Common Shares to which such Holder shall be entitled as part of such Exchange Obligation (together with any cash in lieu of fractional shares).
     (e) In case any Note shall be surrendered to the Trustee for partial exchange (along with, if the Company or the Trustee so requires, due endorsements from such Holder, or written instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney-in-fact), the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes containing identical terms and conditions to the Outstanding Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note.
     (f) If a Holder submits a Note for exchange, the Company shall pay all documentary, stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Common Shares, if any, upon the exchange. However, the Holder shall pay any such tax that is due because the Holder requests any Common Shares to be issued in a name other than the Holder’s name. The Exchange Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. The Exchange Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
     (g) Except as provided in Section 8.04, no adjustment shall be made for dividends on any shares issued upon the exchange of any Note as provided in this Article.
     (h) Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

     (i) Upon exchange, a Noteholder will not receive any separate cash payment for accrued and unpaid interest, except as set forth below. The Company’s settlement of its Exchange Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Exchange Date. As a result, accrued and unpaid interest to, but not including, the Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are exchanged after the Close of Business on a Record Date, Holders of such Notes as of the Close of Business on the Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the Close of Business on any regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Notes so exchanged; provided, however, that no such payment need be made (1) if the Company has called the Notes for redemption or (2) to the extent of any overdue interest existing at the time of exchange with respect to such Note. Except as described above, no payment or adjustment will be made for accrued interest on exchanged Notes.
     (j) The Person in whose name the certificate for any Common Shares issued upon exchange is registered shall be treated as a Holder of such Common Shares of record on and after the Exchange Date; provided, however, that no surrender of Notes on any date when the share transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the Common Shares upon such exchange as the record Holder or Holders of such Common Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Shares as the record Holder or Holders thereof for all purposes at the Close of Business on the next succeeding day on which such share transfer books are open; such exchange shall be at the Exchange Rate in effect on the date that such Notes shall have been surrendered for exchange, as if the share transfer books of the Company had not been closed. Upon exchange of Notes, such Person shall no longer be a Noteholder.
     (k) Notwithstanding any other provision of the Notes, no Holder of Notes shall be entitled to exchange such Notes for Common Shares if and to the extent that the Company has not received such Common Shares from Archstone-Smith Trust. If the Company is unable to deliver shares to any Holder of Notes as described above, the Company will at the Company’s option either pay cash to such Holder in lieu of the Common Shares otherwise deliverable, or issue to such Holder a number of the Company’s Common Units equal to the shortfall in the number of Common Shares otherwise deliverable, with such Common Units having all the rights and privileges provided in the Company’s declaration of trust as in effect on the date of issuance of such Common Units including the right by, and at Archstone-Smith Trust’ election, to have such units redeemed for cash in an amount equal to the fair market value of an equal number of Common Shares or for an equal number of Common Shares.

     If the Company elects to deliver (x) Common Shares pursuant to clause (ii)(B) of the definition of “Daily Settlement Amount” and such Common Shares constitute “Restricted Securities” as defined in Rule 144 under the Securities Act or (y) the Company’s Common Units in lieu of Common Shares pursuant to the immediately preceding paragraph, the Company shall issue to the Holder an additional 0.03 Common Shares or 0.03 shares of the Company’s Common Units, as applicable, for each Common Share that would otherwise have been due upon exchange (the “Additional Settlement Consideration”). Any Additional Settlement Consideration shall be delivered at the time of the delivery of the Common Shares that would otherwise have been due upon exchange.
     (l) No fractional Common Shares shall be issued upon exchange of any Note or Notes. If more than one Note shall be surrendered for exchange at one time by the same Holder, the number of full shares that shall be issued upon exchange thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional Common Share that would otherwise be issued upon exchange of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Last Reported Sale Price of the Common Shares on the last day of the applicable Observation Period.
     Section 8.03 Reserved.
     Section 8.04 Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company as follows:
     (a) In case Archstone-Smith Trust shall issue Common Shares as a dividend or distribution to Holders of the outstanding Common Shares, or shall effect a subdivision into a greater number of Common Shares or combination into a lower number of Common Shares, the Exchange Rate shall be adjusted based on the following formula:

ER’ = ER0	x	OS’
OS0

where

ER0	=	the Exchange Rate in effect immediately prior to such event;

ER’	=	the Exchange Rate in effect immediately after such event;

OS0	=	the number of Common Shares outstanding immediately prior to such event; and

OS’	=	the number of Common Shares outstanding immediately after such event.
Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, or the outstanding Common Shares are not subdivided or combined, as the case may be, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Trustees determines not to pay such dividend or distribution, or subdivide or combine the outstanding Common Shares, as the case may be, to the Exchange Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

     (b) In case Archstone-Smith Trust shall issue to all or substantially all Holders of its outstanding Common Shares rights, warrants or convertible securities entitling them (for a period expiring within sixty (60) calendar days after the issuance thereof) to subscribe for or purchase Common Shares at a price per share less than the Last Reported Sale Price of the Common Shares on the Business Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be adjusted based on the following formula:

ER’ = ER0	x	OS0 + X
OS0 + Y

where

ER0	=	the Exchange Rate in effect immediately prior to such event;

ER’	=	the Exchange Rate in effect immediately after such event;

OS0	=	the number of Common Shares outstanding immediately prior to such event;

X	=	the total number of Common Shares issuable pursuant to such rights, warrants or convertible securities; and

Y	=	the number of Common Shares equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the Last Reported Sale Prices of Common Shares over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Record Date (or, if later, the Ex-Dividend Date) for the issuance of such rights, warrants or convertible securities.
Such adjustment shall be successively made whenever any such rights, warrants or convertible securities are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. If such rights, warrants or convertible securities are not so exercised prior to their expiration, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such Record Date for such distribution had not been fixed.
     In determining whether any rights, warrants or convertible securities entitle the Holders to subscribe for or purchase Common Shares at less than such Last Reported Sale Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by Archstone-Smith Trust for such rights, warrants or convertible securities and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Trustees.
     (c) In case Archstone-Smith Trust shall, by dividend or otherwise, distribute to all or substantially all Holders of its Common Shares any class of beneficial interest of Archstone-Smith Trust (other than Common Shares as covered by Section 8.04(a)), evidences of its indebtedness or other assets or property of Archstone-Smith Trust (including securities, but excluding dividends, distributions, rights and warrants covered by Section 8.04(a), Section 8.04(b) or Section 8.04(d) and distributions described below in this paragraph (c) with respect to Spin-Offs) (any of such shares of beneficial interest, indebtedness, or other asset or property hereinafter in this Section 8.04(c) called the “Distributed Property”), then, in each such case the Exchange Rate shall be adjusted based on the following formula:

ER’ = ER0	x	SP0
SP0 — FMV

where

ER0	=	the Exchange Rate in effect immediately prior to such distribution;

ER’	=	the Exchange Rate in effect immediately after such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Shares over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Record Date for such distribution (or, if earlier, the Ex-Dividend Date); and

FMV	=	the fair market value (as determined by the Board of Trustees) of the shares of beneficial interest, evidences of indebtedness, assets or property distributed with respect to each outstanding Common Share on the Record Date for such distribution (or, if earlier, the Ex-Dividend Date).
Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of shareholders entitled to receive such distribution; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one Common Share is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive, for each $1,000 principal amount of Notes upon exchange, the amount of Distributed Property such Holder would have received had such Holder owned a number of Common Shares equal to the Exchange Rate on the Record Date. If such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Trustees determines the fair market value of any distribution for purposes of this Section 8.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above.
     With respect to an adjustment pursuant to this Section 8.04(c) where there has been a payment of a dividend or other distribution on the Common Shares of or other beneficial interests in Archstone-Smith Trust, or on any class or series of stock of or similar beneficial interest in or relating to a Subsidiary or other business unit thereof (a “Spin-Off”), the Exchange Rate in effect immediately before 5:00 p.m., New York City time, on the Record Date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:

ER’ = ER0	x	FMV0 + MP0
MP0

where

ER0	=	the Exchange Rate in effect immediately prior to such distribution;

ER’	=	the Exchange Rate in effect immediately after such distribution;

FMV0	=	the average of the Last Reported Sale Prices of the beneficial interests distributed to Holders of Common Shares applicable to one Common Share over the first ten consecutive Trading Day period after the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Shares over the first ten consecutive Trading Day period after the effective date of the Spin-Off.
Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any exchange within the ten Trading Days following any Spin-Off, references within this paragraph (c) to ten days shall be deemed replaced with such lower number of Trading Days as have elapsed between such Spin-Off and the Exchange Date in determining the applicable Exchange Rate.
     Rights or warrants distributed by Archstone-Smith Trust to all Holders of Common Shares, entitling the Holders thereof to subscribe for or purchase shares of Archstone-Smith Trust’s beneficial interests, including Common Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 8.04 (and no adjustment to the Exchange Rate under this Section 8.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 8.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Third Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the Holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 8.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any Holders thereof, the Exchange Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a Holder or Holders of Common Shares with respect to such rights or warrants (assuming such Holder had retained such rights or warrants), made to all Holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any Holders thereof, the Exchange Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of this Section 8.04(c), Section 8.04(a) and Section 8.04(b), any dividend or distribution to which this Section 8.04(c) is applicable that also includes Common Shares to which Section 8.04(a) applies or rights or warrants to subscribe for or purchase Common Shares to which Section 8.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of beneficial interests other than such Common Shares or rights or warrants to which Section 8.04(c) applies (and any Exchange Rate adjustment required by this Section 8.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (and any further Exchange Rate adjustment required by Section 8.04(a) and Section 8.04(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the Record Date” and “the date fixed for such determination” within the meaning of Section 8.04(a) and Section 8.04(b) and (B) any Common Shares included in such dividend or distribution shall not be deemed “outstanding immediately prior to such event” within the meaning of Section 8.04(a).
     (d) In case Archstone-Smith Trust shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all Holders of its Common Shares to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the Dividend Threshold Amount for such quarter, the Exchange Rate shall be adjusted based on the following formula:

ER’ = ER0	x	SP0 — T
SP0 — C

where

ER0	=	the Exchange Rate in effect immediately prior to the Record Date for such distribution;

ER’	=	the Exchange Rate in effect immediately after the Record Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Shares over the period of ten consecutive Trading Days ending the Business Day immediately preceding the Record Date (as defined in clause (f) of this Section) for such distribution (or, if earlier, the Ex-Dividend date relating to such distribution); and

T	=	the dividend threshold amount (“Dividend Threshold Amount”), which amount shall initially be $0.435 per quarter and which shall be appropriately adjusted from time to time for any share dividends on, or subdivisions or combinations of, Common Shares; provided, that if an Exchange Rate adjustment is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the Dividend Threshold Amount shall be deemed to be zero; and

C	=	the amount in cash per share that Archstone-Smith Trust distributes to Holders of Common Shares.
Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one Common Share is equal to or greater than SP0 above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon exchange of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Exchange Rate on the Record Date. If such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this Section 8.04(d), in the event of any reclassification of the Common Shares, as a result of which the Notes become exchangeable into more than one class of Common Shares, if an adjustment to the Exchange Rate is required pursuant to this Section 8.04(d), references in this Section to one Common Share or Last Reported Sale Price of one Common Share shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Shares into which the Notes are then exchangeable equal to the number of shares of such class issued in respect of one Common Share in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     (e) In case Archstone-Smith Trust or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Shares, to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Last Reported Sale Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Exchange Rate shall be increased based on the following formula:

ER’ = ER0	x	AC + (SP’ x OS’)
SP’ x OS0

where

ER0	=	the Exchange Rate in effect on the date such tender or exchange offer expires;

ER’	=	the Exchange Rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Trustees) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of Common Shares outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of Common Shares outstanding immediately after the date such tender or exchange offer expires; and

SP’	=	the average of the Last Reported Sale Prices of Common Shares over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to become effective immediately prior to the opening of business on the day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. No adjustment to the Exchange Rate will be made if the application of the foregoing formula would result in a decrease in the Exchange Rate.
     (f) For purposes of this Section 8.04 the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the Holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or exchanged into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Trustees or by statute, contract or otherwise).
     (g) In addition to those required by clauses (a), (b), (c), (d), and (e) of this Section 8.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 days if the Board of Trustees determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to Holders of Common Shares or rights to purchase Common Shares in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at his last address appearing on the Security Register provided for in Section 2.06 a notice of the increase at least five days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.
     (h) All calculations and other determinations under this Article 8 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for Archstone-Smith Trust’s issuance of Common Shares or any securities convertible into or exchangeable for Common Shares, or the right to purchase Common Shares or such convertible or exchangeable securities, other than as provided in this Section 8.04. No adjustment shall be made to the Exchange Rate unless such adjustment would require a change of at least 1% in the Exchange

Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Exchange Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a Fundamental Change, upon any call of the Notes for redemption or upon maturity.
     (i) Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Exchange Agent other than the Trustee an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Exchange Agent may conclusively rely on the accuracy of the Exchange Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the Holder of each Note at his last address appearing on the Security Register provided for in Section 2.06 of this Third Supplemental Indenture, within thirty (30) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (j) For purposes of this Section 8.04, the number of Common Shares at any time outstanding shall not include shares held in the treasury of Archstone-Smith Trust but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.
     Section 8.05 Sufficient Shares to be Delivered. To the extent the Company elects to deliver Common Shares, and subject to Section 8.02(k) and Section 8.12, the Company shall provide, free from preemptive rights, sufficient Common Shares to provide for exchange of the Notes from time to time as such Notes are presented for exchange.
     Section 8.06 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of Archstone-Smith Trust with another Person, or (iii) any sale or conveyance of all or substantially all of the property and assets of Archstone-Smith Trust to any other Person, in either case as a result of which Holders of Common Shares shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Shares (any such event a “Merger Event”), then:
     (a) the Company shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the exchange and settlement of the Notes as set forth in this Third Supplemental Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments.

If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Trustees shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Trustees and practicable the provisions providing for the repurchase rights set forth in Article 9 herein.
In the event the Company shall execute a supplemental indenture pursuant to this Section 8.06, the Company shall file with the Trustee an Officers’ Certificate briefly stating the kind or amount of cash, securities or property or asset that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto, and the Trustee shall promptly mail notice thereof to all Noteholders.
     (b) Notwithstanding the provisions of Section 8.02(a) and Section 8.02(b), and subject to the provisions of Section 8.01, at the effective time of such Merger Event, the right to exchange each $1,000 principal amount of Notes will be changed to a right to exchange such Note by reference to the kind and amount of cash, securities or other property or assets that a Holder of a number of Common Shares equal to the Exchange Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a Noteholder will be entitled thereafter to exchange its Notes into cash (up to the aggregate principal amount thereof) and the same type (and in the same proportion) of Reference Property, based on the Daily Settlement Amounts of Reference Property in an amount equal to the applicable Exchange Rate, as described under Section 8.02(a) or Section 8.02(b), as applicable. For purposes of determining the constitution of Reference Property, the type and amount of consideration that a Holder of Common Shares would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the Holders of Common Shares that affirmatively make such an election. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder of Notes to exchange its Notes in accordance with the provisions of this Article 8 prior to the effective time of such Merger Event.
     (c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at his address appearing on the Security Register provided for in Section 2.06, within thirty (30) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.

     Section 8.07 Certain Covenants. The Company covenants that all Common Shares delivered upon exchange of Notes will be fully paid and non-assessable by Archstone-Smith Trust and free from all taxes, liens and changes with respect to the issue thereof.
     Section 8.08 Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to transfer or deliver any Common Shares or certificates therefor or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.
     Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the exchange of their Notes after any event referred to in such Section 8.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article 6 of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate with respect thereto.
     Section 8.09 Notice to Holders Prior to Certain Actions.
     In case:
     (a) Archstone-Smith Trust shall declare a dividend (or any other distribution) on its Common Shares that would require an adjustment in the Exchange Rate pursuant to Section 8.04; or
     (b) Archstone-Smith Trust shall authorize the granting to all of the Holders of its Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;
     (c) of any reclassification of the Common Shares (other than a subdivision or combination of outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which Archstone-Smith Trust is a party and for which approval of any shareholders of Archstone-Smith Trust is required, or of the sale or transfer of all or substantially all of the assets of Archstone-Smith Trust; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of Archstone-Smith Trust, the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Security Register as promptly as possible but in any event at least ten (10) days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the Holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that Holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     Section 8.10 Shareholder Rights Plans. Upon exchange of the Notes, the Noteholders shall receive, in addition to any Common Shares issuable upon such exchange, the associated rights issued under any shareholder rights plan that Archstone-Smith Trust adopts. If, and only if, the Noteholders receive rights under such shareholder rights plans as described in the preceding sentence upon exchange of their Notes, then no other adjustment pursuant to this Article 8 shall be made in connection with such shareholder rights plans.
     Section 8.11 Ownership Limit. Notwithstanding any other provision of this Third Supplemental Indenture or the Notes, no Holder of Notes shall be entitled to exchange such Notes for Common Shares to the extent that receipt of such shares would cause such Holder (together with such Holder’s affiliates) to exceed the applicable ownership limit contained in the declaration of trust of Archstone-Smith Trust as then in effect.
     Section 8.12 Net Share Settlement Election. Notwithstanding anything to the contrary in this Article 8, at any time on or prior to the twenty-sixth Business Day immediately preceding the Maturity Date, the Company may irrevocably elect (“Net Share Settlement Election”) to satisfy the its Exchange Obligation with respect to the Notes to be exchanged after the date of such election with a combination of cash in an amount equal to not less than the lower of (x) the aggregate Daily Exchange Value and (y) the aggregate principal amount of the Notes to be exchanged, and Common Shares in excess thereof, as described in Section 8.01 and Section 8.02 herein. Such election would be in the sole discretion of the Company without the consent of the Holders of Notes. If the Company makes such election, it shall notify the Trustee and the Holders of Notes at their addresses shown in the Security Register.
     Section 8.13 Registration of Common Shares. If the Company elects to deliver Common Shares upon exchange of the Notes, the Company shall deliver such Common Shares pursuant to a registration statement that has been declared or otherwise become automatically effective upon filing under the Securities Act; provided that if the Company cannot deliver to exchanging Noteholders Common

Shares registered pursuant to an effective registration statement, the Company has the right to deliver to those exchanging Noteholders Common Shares that have not been registered under the Securities Act or Common Units in accordance with Section 8.02(k) in satisfaction of all or a portion of the Company’s obligations under the Notes, at the election of the Company.
ARTICLE 9
Repurchase of Notes at Option of Holders
     Section 9.01 Repurchase of Securities at Option of the Holder on Specified Dates.
     (a) The provisions of Article Thirteen of the Base Indenture shall not be applicable to the Notes.
     (b) At the option of the Holder thereof, Notes shall be repurchased by the Company in accordance with the provisions of the Notes on July 18, 2011, July 15, 2016, July 15, 2021, July 15, 2026, and July 15, 2031 (each, a “Put Right Repurchase Date”) at a repurchase price per Note equal to 100% of the aggregate principal amount of the Notes being repurchased, together with any accrued and unpaid interest up to, but not including, such Put Right Repurchase Date (the “Put Right Repurchase Price”).
     Repurchases of Notes by the Company pursuant to this Section 9.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by the Holder of a written notice of purchase (a “Put Right Repurchase Notice”) in the form set forth on the reverse of the Note at any time from the opening of business on the date that is 25 Business Days prior to the applicable Put Right Repurchase Date until the Close of Business on the fifth Business Day prior to such Put Right Repurchase Date stating:
     (A) if certificated, the certificate numbers of the Notes to be delivered for repurchase;
     (B) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Notes are to be repurchased as of the applicable Put Right Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Third Supplemental Indenture; and
     (ii) delivery of such Note to the Paying Agent prior to, on or after the Put Right Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Put Right Repurchase Price therefor, which shall be so paid pursuant to this Section 9.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Put Right Repurchase Notice, as determined by the Company.

     The Company shall repurchase from the Holder thereof, pursuant to this Section 9.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Third Supplemental Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 9.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Put Right Repurchase Date and the time of delivery of the Note.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Put Right Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 9.01(e).
     Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
     (c) In connection with any purchase of Notes pursuant to this Section 9.01, the Company shall give written notice of the Put Right Repurchase Date to the Holders (the “Company Put Right Notice”).
     The Company Put Right Notice shall be sent by first-class mail to the Trustee and to each Holder (and to each beneficial owner as required by applicable law) that has delivered a Put Right Repurchase Notice within 10 Business Days of receipt of such Put Right Repurchase Notice, or, if a shorter period, at least two Business Days prior to any Put Right Repurchase Date (the “Company Put Right Notice Date”). Each Company Put Right Notice shall include a form of Put Right Repurchase Notice to be completed by a Noteholder and shall state:
     (i) the Put Right Repurchase Price and the Exchange Price;
     (ii) the name and address of the Paying Agent and the Exchange Agent;
     (iii) that Notes as to which a Put Right Repurchase Notice has been given may be exchanged in accordance with Article 8 only if the applicable Put Right Repurchase Notice has been withdrawn in accordance with the terms of this Third Supplemental Indenture;
     (iv) that Notes must be surrendered to the Paying Agent to collect payment;
     (v) that the Put Right Repurchase Price for any Note as to which a Put Right Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Repurchase Date and the time of surrender of such Note as described in subclause (iv) above;
     (vi) the procedures the Holder must follow to exercise rights under this Section and a brief description of those rights;
     (vii) briefly, the exchange rights of the Notes;
     (viii) the procedures for withdrawing a Put Right Repurchase Notice (including pursuant to the terms of Section 9.01(e);
     (ix) that, unless the Company defaults in making payment on Notes for which a Put Right Repurchase Notice has been submitted, interest on the Notes in respect of which a Put Right Repurchase Notice has been delivered and not withdrawn will cease to accrue on the Put Right Repurchase Date; and
     (x) the CUSIP number of the Notes.
     If any of the Notes are to be redeemed in the form of a Global Note, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.
     At the Company’s request, the Trustee shall give such Company Put Right Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company.
     (d) Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Put Right Repurchase Notice specified in Section 9.01(b)(i), the Holder of the Note in respect of which such Put Right Repurchase Notice was given shall (unless such Put Right Repurchase Notice is withdrawn as specified in Section 9.01(e)) thereafter be entitled to receive solely the Put Right Repurchase Price with respect to such Note. Such Put Right Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Put Right Repurchase Date with respect to such Note (provided the conditions in Section 9.01(b) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 9.01(b)(i). Notes in respect of which a Put Right Repurchase Notice has been given by the Holder thereof may not be exchanged pursuant to Article 8 on or after the date of the delivery of such Put Right Repurchase Notice, unless such Put Right Repurchase Notice has first been validly withdrawn as specified in Section 9.01(e).
     (e) A Put Right Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Put Right Repurchase Notice at any time prior to 10:00 A.M. New York City time on the fourth business on the Business Day prior to the Put Right Repurchase Date specifying:
     (i) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes;

     (ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and
     (iii) the principal amount, if any, of such Notes that remains subject to the original Put Right Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
     A written notice of withdrawal of a Put Right Repurchase Notice shall be in the form set forth in the preceding paragraph.
     Upon receipt of a written notice of withdrawal, the Paying Agent shall promptly return to the Holders thereof any Notes in respect of which a Put Right Repurchase Notice has been withdrawn in accordance with the provisions of Section 9.01(f).
     (f) There shall be no repurchase of any Notes pursuant to this Section 9.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Put Right Repurchase Notice) and is continuing an Event of Default with respect to Notes of such series (other than a default in the payment of the Put Right Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes held by it during the continuance of an Event of Default with respect to Notes of such series (other than a default in the payment of the Put Right Repurchase Price with respect to such Notes), in which case, upon such return, the Put Right Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
     (g) Prior to 11:00 a.m. (local time in The City of New York) on the Put Right Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with the terms of the Base Indenture as modified by this Third Supplemental Indenture) an amount (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Put Right Repurchase Price of all the Notes or portions thereof which are to be purchased as of the Put Right Repurchase Date. The manner in which the deposit required by this Section 9.01(g) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Put Right Repurchase Date.
     If the Trustee (or other Paying Agent appointed by the Company) holds, in accordance with the terms hereof, money sufficient to pay the Put Right Repurchase Price of any Note, then, on the Put Right Repurchase Date, such Note will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Put Right Repurchase Price as aforesaid).
     To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 9.01(g) exceeds the aggregate Put Right Repurchase Price of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Repurchase

Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.
     Section 9.02 Repurchase at Option of Holders Upon a Fundamental Change.
     (a) If a Fundamental Change occurs at any time, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).
     Repurchases of Notes under this Section 9.02 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note prior to the Close of Business on the Fundamental Change Repurchase Date; and
     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 9.02 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     The Fundamental Change Repurchase Notice shall state:
     (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;
     (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 9.02 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 9.02(c).
     Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
     (b) On or before the twentieth day after the occurrence of any Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.
     Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) that the Holder must exercise the repurchase right on or prior to the Close of Business on the Fundamental Change Repurchase Date;
     (iv) the Fundamental Change Repurchase Price;
     (v) the Fundamental Change Repurchase Date;
     (vi) the name and address of the Paying Agent and the Exchange Agent;
     (vii) the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;
     (viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
     (ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.02.
     (c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Close of Business on the Business Day prior to the Fundamental Change Repurchase Date, specifying:
     (i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;
     (ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and
     (iii) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
     (d) On or prior to 11:00 a.m. (local time in The City of New York) on the second Business Day following the Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with this Indenture) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Close of Business on the Fundamental Change Repurchase Date will be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in Section 9.02), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 9.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (e) If the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the second Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes will cease to be Outstanding, (ii) interest will cease to accrue on such Notes, and (iii) all other rights of the Holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Notes.

ARTICLE 10
Miscellaneous Provisions
     Section 10.01 Ratification of Base Indenture. Except as expressly modified or amended hereby, the Base Indenture, as modified by the First Supplemental Indenture and the Second Supplemental Indenture (which is not applicable to the Notes), continues in full force and effect and is in all respects confirmed, ratified and preserved.
     Section 10.02 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Third Supplemental Indenture shall bind its successors and assigns whether so expressed or not.
     Section 10.03 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Third Supplemental Indenture authorized or required to be done or performed by any board, committee, trustee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee, trustee or officer of any corporation, trust or other entity that shall at the time be the lawful sole successor of the Company.
     Section 10.04 Addresses for Notices, Etc. Any notice or demand which by any provision of this Third Supplemental Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Archstone-Smith Operating Trust, 9200 E. Panorama, Suite 400, Englewood, Colorado 80112, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to U.S. Bank National Association, Attention: Corporate Trust Administration, 100 Wall Street, Suite 1600, New York, New York 10005.
     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 10.05 Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE AND EACH NOTE ISSUED PURSUANT HERETO SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED THEREIN.
     Section 10.06 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Section 10.07 Non-Business Day. Section 113 of the Base Indenture shall also apply to any Fundamental Change Purchase Date, Put Right Repurchase Date or Exchange Date in respect of the Notes.
     Section 10.08 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
     Section 10.09 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any Paying Agent, any Authenticating Agent, any Security Registrar and their successors hereunder, the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 10.10 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 10.11 Execution in Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 10.12 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and not of the Trustee.
     Section 10.13 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 10.14 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 10.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

ARCHSTONE-SMITH OPERATING TRUST

By:	/s/ Rick D. Jacobsen

	Name:	Rick D. Jacobsen
	Title:	Executive Vice President

[SEAL]

Attest:

By:	/s/ Caroline Bower

	Name:	Caroline Bower
	Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, as aforesaid

By:	/s/ Thomas Tabor

Authorized Person

Attest:

By:	/s/ Jean Clarke

	Name:	Jean Clarke
	Title:	Assistant Vice President

SCHEDULE A

	Share Price
Effective Date	$52.14	$55.00	$60.00	$65.00	$70.00	$75.00	$85.00
July 14, 2006	3.4585	2.8269	1.9550	1.3141	0.8468	0.5126	0.1188
July 18, 2007	3.4529	2.7997	1.9038	1.2543	0.7892	0.4620	0.0920
July 18, 2008	3.4290	2.7442	1.8167	1.1573	0.6983	0.3860	0.0532
July 18, 2009	3.3796	2.6484	1.6716	1.0009	0.5559	0.2721	0.0100
July 18, 2010	3.3164	2.4923	1.4113	0.7159	0.3093	0.0944	0.0000
July 18, 2011	3.4585	2.4612	0.9461	0.0000	0.0000	0.0000	0.0000